UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2012

THE ACTIVE NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35187	33-0884962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10182 Telesis Court, Suite 100 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 964-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by The Active Network, Inc. (the “Company”) with the Securities and Exchange Commission on May 30, 2012 (the “Original 8-K”). Amendment No. 1 updates “Item 5.07 Submission of Matters to a Vote of Security Holders” in the Original 8-K to disclose the decision of the Board of Directors (the “Board”) regarding how frequently the Company will conduct a non-binding advisory vote on executive compensation. No other changes have been made to the Original 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Company’s 2012 Annual Meeting of Stockholders (the “Annual Meeting”) convened on May 23, 2012, a non-binding, advisory vote was conducted concerning the frequency of the vote regarding the Company’s executive compensation. In the Company’s proxy statement furnished to stockholders in connection with the Annual Meeting, its Board of Directors recommended a vote for every year. At the Annual Meeting, a majority of votes cast on the matter were cast in favor of holding future advisory votes on executive compensation every year. After considering the preferences expressed at the Annual Meeting, the Company’s Board of Directors has determined to hold future non-binding, advisory votes on executive compensation every year, so that the next such vote will be held at its 2013 Annual Meeting of Stockholders. Under section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, the Company will hold another vote on the frequency of the vote regarding the Company’s executive compensation no later than its 2018 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ACTIVE NETWORK, INC.

Date: August 3, 2012	/s/ Matthew Landa
Matthew Landa
President